Exhibit 10.1

EXECUTION VERSION

EXCHANGEABLE SHARE SUPPORT AGREEMENT

THIS EXCHANGEABLE SHARE SUPPORT AGREEMENT made as of July ___, 2020 among Akerna Corp., a corporation existing under the laws of the State of Delaware (“Akerna”), Akerna Canada Holdings Inc., a corporation existing under the laws of the Province of Ontario (“Callco”), and Akerna Canada Ample Exchange Inc., a corporation existing under the laws of the Province of Ontario (“Exchangeco”).

RECITALS:

A.	In connection with an arrangement agreement dated December 18, 2019 among Akerna, Exchangeco and Ample Organics Inc. (“Ample”), as amended by amending agreements dated February 28, 2020, May 26, 2020 and June 1, 2020 (collectively, the “Arrangement Agreement”), Exchangeco is to issue exchangeable shares (the “Exchangeable Shares”) to certain holders of common shares of Ample pursuant to an arrangement under the Business Corporations Act (Ontario) (the “Arrangement”) on the terms and conditions set out in the Plan of Arrangement (as defined in the Arrangement Agreement).

B.	Pursuant to the Arrangement Agreement, Akerna, Callco and Exchangeco are required to enter into an exchangeable share support agreement (the “Agreement”) substantially in the form of this Agreement.

In consideration of the foregoing and the mutual agreements contained herein and for other good and valuable consideration (the receipt and sufficiency of which are acknowledged), the parties hereby agree as follows:

Article 1
INTERPRETATION

1.1	Defined Terms

In this Agreement, each capitalized term used and not otherwise defined herein shall have the meaning ascribed thereto in the rights, privileges, restrictions and conditions (collectively, the “Exchangeable Share Provisions”) attaching to the Exchangeable Shares as set out in the articles of Exchangeco, unless the context requires otherwise.

1.2	Interpretation Not Affected by Headings

The division of this Agreement into Articles, Sections, subsections and paragraphs and the insertion of headings are for convenience of reference only and shall not affect in any way the meaning or interpretation of this Agreement. Unless the contrary intention appears, references in this Agreement to an Article, Section, subsection, paragraph or Schedule by number or letter or both refer to the Article, Section, subsection, paragraph or Schedule, respectively, bearing that designation in this Agreement.

1.3	Number and Gender

In this Agreement, unless the contrary intention appears, words importing the singular include the plural and vice versa, and words importing gender shall include all genders.

1.4	Date of any Action

If the date on which any action is required to be taken hereunder by any person is not a Business Day, such action shall be required to be taken on the next succeeding day which is a Business Day.

1.5	Statutes

Any reference to a statute refers to such statute and all rules and regulations made under it, as it or they may have been or may from time to time be amended or re-enacted, unless stated otherwise.

Article 2
COVENANTS OF AKERNA AND EXCHANGECO

2.1	Covenants Regarding Exchangeable Shares

So long as any Exchangeable Shares not owned by Akerna or its affiliates are outstanding, Akerna shall:

(a)	not take any action that will result in the declaration or payment of any dividend or make any other distribution on the Akerna Shares unless:

(i)	Exchangeco shall: (A) simultaneously declare or pay, as the case may be, an equivalent dividend or other distribution economically equivalent thereto (as determined in accordance with the Exchangeable Share Provisions) on the Exchangeable Shares (an “Equivalent Dividend”); and (B) have sufficient money or other assets or authorized but unissued securities available to enable the due declaration and the due and punctual payment, in accordance with applicable law and the Exchangeable Share Provisions, of any such Equivalent Dividend; or

(ii)	if the dividend or other distribution is a stock or share dividend or distribution of stock or shares, and if Exchangeco so chooses as an alternative to taking the action described in (i), in lieu of such dividend or other distribution on the Akerna Shares, Exchangeco shall:

(A)	effect a corresponding, contemporaneous and economically equivalent subdivision of the outstanding Exchangeable Shares (as determined in accordance with the Exchangeable Share Provisions) (an “Equivalent Stock Subdivision”); and

(B)	have sufficient authorized but unissued securities available to enable the Equivalent Stock Subdivision;

(b)	advise Exchangeco sufficiently in advance of the declaration by Akerna of any dividend or other distribution on the Akerna Shares and take all such other actions as are reasonably necessary or desirable, in co-operation with Exchangeco, to ensure that:

(i)	the respective declaration date, record date and payment date for an Equivalent Dividend shall be the same as the declaration date, record date and payment date for the corresponding dividend or other distribution on the Akerna Shares; or

(ii)	the record date and effective date for an Equivalent Stock Subdivision shall be the same as the record date and payment date for the corresponding stock or share dividend or distribution of stock or shares, in lieu of such a dividend or other distribution on the Akerna Shares and that such Equivalent Stock Subdivision shall comply with the requirements of the stock exchange on which the Exchangeable Shares are then listed;

(c)	take all such actions and do all such things as are reasonably necessary or desirable to enable and permit Exchangeco, in accordance with applicable law, to pay and otherwise perform its obligations with respect to the satisfaction of the Liquidation Amount, the Retraction Price or the Redemption Price in respect of each issued and outstanding Exchangeable Share upon the liquidation, dissolution or winding-up of Exchangeco or any other distribution of the assets of Exchangeco among its shareholders for the purpose of winding up its affairs, the delivery of a Retraction Request by a holder of Exchangeable Shares or a redemption of Exchangeable Shares by Exchangeco, as the case may be, including without limitation all such actions and all such things as are necessary or desirable to enable and permit Exchangeco to deliver or cause to be delivered Akerna Shares or other property to the holders of Exchangeable Shares in accordance with the provisions of Sections 5, 6 or 7, as the case may be, of the Exchangeable Share Provisions;

(d)	take all such actions and do all such things as are reasonably necessary or desirable to enable and permit the Trustee in accordance with applicable law to perform its obligations under the Voting and Exchange Trust Agreement, including, without limitation, all such actions and all such things as are reasonably necessary or desirable to enable and permit the Trustee in its capacity as trustee under the Voting and Exchange Trust Agreement to exercise such number of votes in respect of an Akerna Meeting or an Akerna Consent (as such terms are defined in the Voting and Exchange Trust Agreement) as is equal to the aggregate number of Exchangeable Shares outstanding at the relevant time other than those held by Akerna and its affiliates;

(e)	take all such actions and do all such things as are reasonably necessary or desirable to enable and permit Akerna or Callco, as the case may be, in accordance with applicable law, to perform its obligations arising upon the exercise by it of the Liquidation Call Right, the Retraction Call Right, the Change of Law Call Right (as defined in the Plan of Arrangement) or the Redemption Call Right, including without limitation all such actions and all such things as are necessary or desirable to enable and permit Akerna or Callco, as the case may be, to deliver or cause to be delivered Akerna Shares or other property to the holders of Exchangeable Shares in accordance with the provisions of the Liquidation Call Right, the Retraction Call Right, the Change of Law Call Right or the Redemption Call Right, as the case may be; and

(f)	not exercise its vote as a shareholder of Exchangeco to initiate the voluntary liquidation, dissolution or winding up of Exchangeco or any other distribution of the assets of Exchangeco among its shareholders for the purpose of winding up its affairs, nor take any action or omit to take any action that is designed to result in the liquidation, dissolution or winding up of Exchangeco or any other distribution of the assets of Exchangeco among its shareholders for the purpose of winding up its affairs.

2.2	Segregation of Funds

Akerna will cause Exchangeco to deposit a sufficient amount of funds in a separate account of Exchangeco and segregate a sufficient amount of such other assets and property as is necessary to enable Exchangeco to pay or otherwise satisfy its obligations with respect to the applicable dividend, Liquidation Amount, Retraction Price or Redemption Price, in each case once such amounts become payable under the terms of this Agreement or the Exchangeable Share Provisions. Exchangeco will use such funds, assets and property so segregated exclusively for the payment of dividends and the payment or other satisfaction of the Liquidation Amount, the Retraction Price or the Redemption Price, as applicable net of any corresponding withholding tax obligations and for the remittance of such withholding tax obligations.

2.3	Reservation of Akerna Shares

Akerna hereby represents, warrants and covenants in favour of Exchangeco and Callco that Akerna has reserved for issuance and shall, at all times while any Exchangeable Shares are outstanding, keep available, free from pre-emptive and other rights, out of its authorized and unissued capital stock such number of Akerna Shares (or other shares or securities into which Akerna Shares may be reclassified or changed as contemplated by Section 2.7):

(a)	as is equal to the sum of: (i) the number of Exchangeable Shares issued and outstanding from time to time; and (ii) the number of Exchangeable Shares issuable upon the exercise of all rights to acquire Exchangeable Shares outstanding from time to time; and

(b)	as are now and may hereafter be required to enable and permit each of Akerna, Callco and Exchangeco to meet its obligations under the Voting and Exchange Trust Agreement, the Exchangeable Share Provisions and any other security or commitment relating to the Arrangement pursuant to which Akerna may now or hereafter be required to issue or cause to be issued Akerna Shares.

2.4	Notification of Certain Events

In order to assist Akerna to comply with its obligations hereunder and to permit Akerna or Callco to exercise, as the case may be, the Liquidation Call Right, the Retraction Call Right, the Change of Law Call Right or the Redemption Call Right, as applicable, Exchangeco shall notify Akerna and Callco of each of the following events at the time set forth below:

(a)	in the event of any determination by the board of directors of Exchangeco to institute voluntary liquidation, dissolution or winding-up proceedings with respect to Exchangeco or to effect any other distribution of the assets of Exchangeco among its shareholders for the purpose of winding up its affairs, at least 60 days prior to the proposed effective date of such liquidation, dissolution, winding-up or other distribution;

(b)	promptly upon the earlier of: (i) receipt by Exchangeco of notice of; and (ii) Exchangeco otherwise becoming aware of, any threatened or instituted claim, suit, petition or other proceedings with respect to the involuntary liquidation, dissolution or winding-up of Exchangeco or to effect any other distribution of the assets of Exchangeco among its shareholders for the purpose of winding up its affairs;

(c)	immediately, upon receipt by Exchangeco of a Retraction Request;

(d)	on the same date on which notice of redemption is given to holders of Exchangeable Shares, upon the determination of a Redemption Date in accordance with the Exchangeable Share Provisions;

(e)	as soon as practicable upon the issuance by Exchangeco of any Exchangeable Shares or rights to acquire Exchangeable Shares (other than the issuance of Exchangeable Shares and rights to acquire Exchangeable Shares pursuant to the Arrangement); and

(f)	promptly, upon receiving notice of a Change of Law (as such term is defined in the Plan of Arrangement).

2.5	Delivery of Akerna Shares

Upon notice from Callco or Exchangeco of any event that requires Callco or Exchangeco to deliver or cause to be delivered Akerna Shares to any holder of Exchangeable Shares, Akerna shall forthwith issue and deliver or cause to be delivered the requisite number of shares of Akerna Shares for the benefit of Callco or Exchangeco, as appropriate, and Callco or Exchangeco, as the case may be, shall forthwith cause to be delivered the requisite number of Akerna Shares to be received by or for the benefit of the former holder of the surrendered Exchangeable Shares. All such Akerna Shares shall be duly authorized and validly issued as fully paid, non-assessable, free of preemptive rights and shall be free and clear of any lien, claim or encumbrance.

2.6	Qualification of Akerna Shares

(1)	Akerna covenants and agrees that it shall: (a) file a registration statement (the “Registration Statement”) under the U.S. Securities Act of 1933, as amended (the “1933 Act”) to register any and all of the Akerna Shares to be issued or delivered to holders of the Exchangeable Shares by Akerna or Callco (including, for greater certainty, pursuant to the Exchange Right or the Automatic Exchange Right); (b) cause the Registration Statement to become effective prior to the time that any Exchangeable Shares are first issued; and (c) cause the Registration Statement (or a successor registration statement) to remain effective at all times that any Exchangeable Shares remain outstanding, in each case unless the issuance of such securities is exempt from any requirement for registration under the 1933 Act and all applicable state securities laws. Without limiting the generality of the foregoing, Akerna and Callco each covenant and agree that it will to make such filings and seek such regulatory consents and approvals as are necessary so that the Akerna Shares to be issued or delivered to holders of Exchangeable Shares by Akerna or Callco pursuant to the terms of the Exchangeable Share Provisions, the Voting and Exchange Trust Agreement and this Agreement will be offered, sold, issued and delivered in compliance with the 1933 Act and all applicable state securities laws, and applicable securities laws in Canada and shall ensure that the Akerna Shares will not be “restricted securities” within the meaning of Rule 144 under the 1933 Act. Akerna will in good faith expeditiously take all such actions and do all such things as are reasonably necessary or desirable to cause all Akerna Shares to be delivered to holders of Exchangeable Shares pursuant to the terms of the Exchangeable Share Provisions, the Voting and Exchange Trust Agreement and this Agreement to be listed, quoted and posted for trading on all stock exchanges and quotation systems on which outstanding Akerna Shares have been listed by Akerna and remain listed and are quoted or posted for trading at such time.

(2)	Notwithstanding any other provision of the Exchangeable Share Provisions, or any term of this Agreement, the Voting and Exchange Trust Agreement or the Plan of Arrangement, no Akerna Shares shall be issued (and Akerna will not be required to issue any Akerna Shares) in connection with any liquidation, dissolution or winding-up of Exchangeco, or any retraction, redemption or any other exchange, direct or indirect, of Exchangeable Shares, if such issuance of Akerna Shares would not be permitted by applicable laws.

2.7	Economic Equivalence

(1)	So long as any Exchangeable Shares not owned by Akerna or its affiliates are outstanding:

(a)	Akerna shall not without the prior approval of Exchangeco and the prior approval of the holders of the Exchangeable Shares given in accordance with Section 11(b) of the Exchangeable Share Provisions:

(i)	issue or distribute Akerna Shares (or securities exchangeable for or convertible into or carrying rights to acquire Akerna Shares) to the holders of all or substantially all of the then outstanding Akerna Shares by way of stock or share dividend or other distribution, other than an issue of Akerna Shares (or securities exchangeable for or convertible into or carrying rights to acquire Akerna Shares) to holders of Akerna Shares: (A) who exercise an option to receive dividends in Akerna Shares (or securities exchangeable for or convertible into or carrying rights to acquire Akerna Shares) in lieu of receiving cash dividends; or (B) pursuant to any dividend reinvestment plan or scrip dividend or similar arrangement; or

(ii)	issue or distribute rights, options or warrants to the holders of all or substantially all of the then outstanding Akerna Shares entitling them to subscribe for or to purchase Akerna Shares (or securities exchangeable for or convertible into or carrying rights to acquire Akerna Shares); or

(iii)	issue or distribute to the holders of all or substantially all of the then outstanding Akerna Shares: (A) shares or securities of Akerna of any class other than Akerna Shares (or securities convertible into or exchangeable for or carrying rights to acquire Akerna Shares); (B) rights, options, warrants or other assets other than those referred to in Section 2.7(1)(a)(ii); (C) evidence of indebtedness of Akerna; or (D) assets of Akerna;

unless, in each case, Exchangeco issues or distributes the economic equivalent of such rights, options, warrants, securities, shares, evidences of indebtedness or other assets simultaneously to holders of the Exchangeable Shares; provided, however, that, for greater certainty, the above restrictions shall not apply to any securities issued or distributed by Akerna in order to give effect to and to consummate the transactions contemplated by, and in accordance with, the Arrangement Agreement and the Plan of Arrangement.

(b)	Akerna shall not without the prior approval of Exchangeco and the prior approval of the holders of the Exchangeable Shares given in accordance with Section 11(b) of the Exchangeable Share Provisions:

(i)	subdivide, redivide or change the then outstanding Akerna Shares into a greater number of Akerna Shares; or

(ii)	reduce, combine, consolidate or change the then outstanding Akerna Shares into a lesser number of Akerna Shares; or

(iii)	reclassify or otherwise change the Akerna Shares or effect an amalgamation, merger, reorganization or other transaction affecting the Akerna Shares;

unless, in each case, the same or an economically equivalent change is made simultaneously to, or in the rights of the holders of, the Exchangeable Shares; provided, however, that, for greater certainty, the above restrictions shall not apply to any securities issued or distributed by Akerna in order to give effect to and to consummate the transactions contemplated by, and in accordance with the Arrangement Agreement and the Plan of Arrangement.

(2)	The board of directors of Exchangeco shall determine, in good faith and in its sole discretion (with the assistance of such financial or other advisors as the board of may determine), “economic equivalence” for the purposes of any event referred to in Section 2.7(1)(a) or Section 2.7(1)(b) and each such determination shall be conclusive and binding on Akerna. In making each such determination, the following factors shall, without excluding other factors determined by the board of directors of Exchangeco to be relevant, be considered by the board of directors of Exchangeco:

(a)	in the case of any stock or share dividend or other distribution payable in Akerna Shares, the number of such shares issued as a result of such stock or share dividend or other distribution in proportion to the number of Akerna Shares previously outstanding;

(b)	in the case of the issuance or distribution of any rights, options or warrants to subscribe for or purchase Akerna Shares (or securities exchangeable for or convertible into or carrying rights to acquire Akerna Shares), the relationship between the exercise price of each such right, option or warrant, the number of such rights, options or warrants to be issued or distributed in respect of each Akerna Share and the Current Market Price of an Akerna Share, the price volatility of the Akerna Shares and the terms of any such instrument;

(c)	in the case of the issuance or distribution of any other form of property (including without limitation any shares or securities of Akerna of any class other than Akerna Shares, any rights, options or warrants other than those referred to in Section 2.7(2)(b), any evidences of indebtedness of Akerna or any assets of Akerna), the relationship between the fair market value (as determined by the board of directors of Exchangeco in the manner above contemplated) of such property to be issued or distributed with respect to each outstanding Akerna Share and the Current Market Price of an Akerna Share;

(d)	in the case of any subdivision, redivision or change of the then outstanding Akerna Shares into a greater number of Akerna Shares or the reduction, combination, consolidation or change of the then outstanding Akerna Shares into a lesser number of Akerna Shares or any amalgamation, merger, arrangement, reorganization or other transaction affecting Akerna Shares, the effect thereof upon the then outstanding Akerna Shares; and

(e)	in all such cases, the general taxation consequences of the relevant event to holders of Exchangeable Shares to the extent that such consequences may differ from the taxation consequences to holders of Akerna Shares as a result of differences between taxation laws of Canada and the United States (except for any differing consequences arising as a result of differing marginal taxation rates and without regard to the individual circumstances of holders of Exchangeable Shares).

(3)	Exchangeco agrees that, to the extent required, upon due notice from Akerna, Exchangeco shall use its best efforts to take or cause to be taken such steps as may be necessary for the purposes of ensuring that appropriate dividends are paid or other distributions are made by Exchangeco, or subdivisions, redivisions or changes are made to the Exchangeable Shares, in order to implement the required economic equivalence with respect to the Akerna Shares and Exchangeable Shares as provided for in this Section 2.7.

2.8	Tender Offers

In the event that a tender offer, share exchange offer, issuer bid, take-over bid or similar transaction with respect to Akerna Shares (an “Offer”) is proposed by Akerna or is proposed to Akerna or its shareholders and is recommended by the board of directors of Akerna, or is otherwise effected or to be effected with the consent or approval of the board of directors of Akerna, and the Exchangeable Shares are not redeemed by Exchangeco or purchased by Akerna or Callco pursuant to the Redemption Call Right, Akerna and Exchangeco will use reasonable efforts to take all such actions and do all such things as are necessary or desirable to enable and permit holders of Exchangeable Shares (other than Akerna and its affiliates) to participate in such Offer to the same extent and on an economically equivalent basis as the holders of Akerna Shares, without discrimination. Without limiting the generality of the foregoing, Akerna and Exchangeco will use reasonable efforts in good faith to ensure that holders of Exchangeable Shares may participate in each such Offer without being required to retract Exchangeable Shares as against Exchangeco (or, if so required, to ensure that any such retraction shall be effective only upon, and shall be conditional upon, the closing of such Offer and only to the extent necessary to tender or deposit to the Offer). Nothing herein shall affect the rights of Exchangeco to redeem, or Akerna or Callco to purchase pursuant to the Redemption Call Right, Exchangeable Shares in the event of an Akerna Control Transaction.

2.9	Akerna and Affiliates Not to Vote Exchangeable Shares

Each of Akerna and Callco covenants and agrees that it shall appoint and cause to be appointed proxyholders with respect to all Exchangeable Shares held by it and its affiliates for the sole purpose of attending each meeting of holders of Exchangeable Shares in order to be counted as part of the quorum for each such meeting. Each of Akerna and Callco further covenants and agrees that it shall not, and shall cause its affiliates not to, exercise any voting rights which may be exercisable by holders of Exchangeable Shares from time to time pursuant to the Exchangeable Share Provisions or pursuant to the provisions of the Business Corporations Act (Ontario) (or any successor or other corporate statute by which Exchangeco may in the future be governed) with respect to any Exchangeable Shares held by it or by its affiliates in respect of any matter considered at any meeting of holders of Exchangeable Shares; provided however, for further clarity, that this Section 2.9 shall not in any way restrict the right of Akerna or any of its affiliates to vote their common shares of Exchangeco in accordance with the Exchangeable Share Provisions.

2.10	Ordinary Market Purchases

For greater certainty, nothing contained in this Agreement, including without limitation the obligations of Akerna contained in Section 2.8, shall limit the ability of Akerna (or any of its affiliates) to make ordinary market or other voluntary purchases of Akerna Shares in accordance with applicable laws and regulatory or stock exchange requirements.

2.11	Ownership of Outstanding Shares

Without the prior approval of Exchangeco and the prior approval of the holders of the Exchangeable Shares given in accordance with Section 11(b) of the Exchangeable Share Provisions, Akerna covenants and agrees in favour of Exchangeco that, as long as any outstanding Exchangeable Shares not owned by Akerna or its affiliates are outstanding, Akerna will be and remain the direct or indirect beneficial owner of all issued and outstanding common shares in the capital of Exchangeco and Callco. Notwithstanding the foregoing, Akerna shall not be in violation of this Section 2.11 if any person or group of persons acting jointly or in concert acquires all or substantially all of the assets of Akerna or the Akerna Shares pursuant to any merger or similar transaction involving Akerna pursuant to which Akerna is not the surviving corporation.

Article 3
AKERNA SUCCESSORS

3.1	Certain Requirements in Respect of Combination, etc.

So long as any Exchangeable Shares not owned by Akerna or its affiliates are outstanding, Akerna shall not enter into any transaction (whether by way of reorganization, consolidation, arrangement, amalgamation, merger, transfer, sale, lease or otherwise) whereby all or substantially all of its undertaking, property and assets would become the property of any other person or, in the case of an amalgamation or merger, of the continuing corporation resulting therefrom, provided that it may do so if:

(a)	such other person or continuing corporation (the “Akerna Successor”) by operation of law, becomes, without more, bound by the terms and provisions of this Agreement or, if not so bound, executes, prior to or contemporaneously with the consummation of such transaction, an agreement supplemental hereto and such other instruments (if any) as are necessary or advisable to evidence the assumption by the Akerna Successor of liability for all moneys payable and property deliverable hereunder and the covenant of such Akerna Successor to pay and deliver or cause to be paid and delivered the same and its agreement to observe and perform all the covenants and obligations of Akerna under this Agreement; and

(b)	such transaction shall be upon such terms and conditions as to preserve and not to impair any of the rights, duties, powers and authorities of the other parties hereunder or the holders of the Exchangeable Shares.

3.2	Vesting of Powers in Successor

Whenever the conditions of Section 3.1 have been duly observed and performed, the parties, if required by Section 3.1, shall execute and deliver the supplemental agreement provided for in Section 3.1(a) and thereupon the Akerna Successor and such other person that may then be the issuer of the Akerna Shares shall possess and from time to time may exercise each and every right and power of Akerna under this Agreement in the name of Akerna or otherwise and any act or proceeding by any provision of this Agreement required to be done or performed by the board of directors of Akerna or any officers of Akerna may be done and performed with like force and effect by the directors or officers of such Akerna Successor.

3.3	Wholly-Owned Subsidiaries

Nothing herein shall be construed as preventing: (a) the amalgamation or merger of any wholly-owned direct or indirect subsidiary of Akerna (other than Exchangeco or Callco) with or into Akerna; (b) the winding-up, liquidation or dissolution of any wholly-owned direct or indirect subsidiary of Akerna (other than Exchangeco or Callco), provided that all of the assets of such subsidiary are transferred to Akerna or another wholly-owned direct or indirect subsidiary of Akerna; (c) any other distribution of the assets of any wholly-owned direct or indirect subsidiary of Akerna among the shareholders of such subsidiary for the purpose of winding up its affairs; and (d) any such transactions are expressly permitted by this Article 3.

3.4	Successorship Transaction

Notwithstanding the foregoing provisions of this Article 3, in the event of an Akerna Control Transaction:

(a)	in which Akerna merges or amalgamates with, or in which all or substantially all of the then outstanding Akerna Shares are acquired by, one or more other corporations to which Akerna is, immediately before such merger, amalgamation or acquisition, “related” within the meaning of the Income Tax Act (Canada) (otherwise than by virtue of a right referred to in paragraph 251(5)(b) thereof);

(b)	which does not result in an acceleration of the Redemption Date in accordance with paragraph (ii) of the definition of Redemption Date in the Exchangeable Share Provisions; and

(c)	in which all or substantially all of the then outstanding Akerna Shares are converted into or exchanged for shares or rights to receive such shares (the “Other Shares”) or another corporation (the “Other Corporation”) that, immediately after such Akerna Control Transaction, owns or controls, directly or indirectly, Akerna;

then all references herein to “Akerna” shall thereafter be and be deemed to be references to “Other Corporation” and all references herein to “Akerna Shares” shall thereafter be and be deemed to be references to “Other Shares” (with appropriate adjustments if any, as are required to result in a holder of Exchangeable Shares on the exchange, redemption or retraction of such shares pursuant to the Exchangeable Share Provisions or the Plan of Arrangement or the exchange of such shares pursuant to the Voting and Exchange Trust Agreement immediately subsequent to the Akerna Control Transaction being entitled to receive that number of Other Shares equal to the number of Other Shares such holder of Exchangeable Shares would have received if the exchange, redemption or retraction of such shares pursuant to the Exchangeable Share Provisions or the Plan of Arrangement, or the exchange of such shares pursuant to the Voting and Exchange Trust Agreement had occurred immediately prior to the Akerna Control Transaction and the Akerna Control Transaction was completed) but subject to subsequent adjustments to reflect any subsequent changes in the share capital of the issuer of the Other Shares, including without limitation, any subdivision, consolidation or reduction of share capital, without any need to amend the terms and conditions of the Exchangeable Shares and without any further action required.

Article 4
GENERAL

4.1	Term

This Agreement shall come into force and be effective as of the date hereof and shall terminate and be of no further force and effect at such time as no Exchangeable Shares (or securities or rights convertible into or exchangeable for or carrying rights to acquire Exchangeable Shares) are held by any person other than Akerna and any of its affiliates.

4.2	Changes in Capital of Akerna and Exchangeco

Notwithstanding the provisions of Section 4.4, at all times after the occurrence of any event contemplated pursuant to Section 2.7 and Section 2.8 or otherwise, as a result of which either Akerna Shares or the Exchangeable Shares or both are in any way changed, this Agreement shall forthwith be amended and modified as necessary in order that it shall apply with full force and effect, mutatis mutandis, to all new securities into which Akerna Shares or the Exchangeable Shares or both are so changed and the parties hereto shall execute and deliver an agreement in writing giving effect to and evidencing such necessary amendments and modifications.

4.3	Severability

If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule or law, or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner to the end that the transactions contemplated hereby are fulfilled to the fullest extent possible.

4.4	Amendments, Modifications

Subject to Section 4.2, Section 4.3 and Section 4.5 this Agreement may not be amended or modified except by an agreement in writing executed by Akerna, Callco and Exchangeco and approved by the holders of the Exchangeable Shares in accordance with Section 11(b) of the Exchangeable Share Provisions. No amendment or modification or waiver of any of the provisions of this Agreement otherwise permitted hereunder shall be effective unless made in writing and signed by all of the parties hereto.

4.5	Ministerial Amendments

Notwithstanding the provisions of Section 4.4, the parties to this Agreement may in writing at any time and from time to time, without the approval of the holders of the Exchangeable Shares, amend or modify this Agreement for the purposes of:

(a)	adding to the covenants of any or all of the parties hereto if the board of directors of each of Akerna, Callco and Exchangeco shall be of the good faith opinion that such additions will not be prejudicial to the rights or interests of the holders of the Exchangeable Shares;

(b)	evidencing the succession of Akerna Successors and the covenants of and obligations assumed by each such Akerna Successor in accordance with the provisions of Article 3;

(c)	making such amendments or modifications not inconsistent with this Agreement as may be necessary or desirable with respect to matters or questions arising hereunder which, in the good faith opinion of the board of directors of each of Akerna, Callco and Exchangeco, it may be expedient to make, provided that each such board of directors shall be of the good faith opinion, after consultation with counsel, that such amendments or modifications will not be prejudicial to the rights or interests of the holders of the Exchangeable Shares; or

(d)	making such changes or corrections hereto which, on the advice of counsel to Akerna, Callco and Exchangeco, are required for the purpose of curing or correcting any ambiguity or defect or inconsistent provision or clerical omission or mistake or manifest error contained herein, provided that the boards of directors of each of Akerna, Callco and Exchangeco shall be of the good faith opinion that such changes or corrections will not be prejudicial to the rights or interests of the holders of the Exchangeable Shares.

4.6	Meeting to Consider Amendments

Exchangeco, at the request of Akerna, shall call a meeting or meetings of the holders of the Exchangeable Shares for the purpose of considering any proposed amendment or modification requiring approval pursuant to Section 4.4. Any such meeting or meetings shall be called and held in accordance with the articles of Exchangeco, the Exchangeable Share Provisions and all applicable laws.

4.7	Escrow Agreement

Notwithstanding any other provision hereof, the parties hereto acknowledge and agree that the Exchangeable Shares and Akerna Shares are, as at the date hereof, subject to the terms and conditions of the Escrow Agreement (as defined in the Arrangement Agreement), and for so long as such shares continue to be subject to the Escrow Agreement, any transfer or exchange of Exchangeable Shares pursuant to this Agreement will be made subject to the Escrow Agreement and any Exchangeable Share consideration issued in respect of Exchangeable Shares will be subject to the Escrow Agreement.

4.8	Enurement

This Agreement shall be binding upon and enure to the benefit of the parties hereto and their respective successors and assigns.

4.9	Notices to Parties

Any notice and other communications required or permitted to be given pursuant to this Agreement shall be sufficiently given if delivered in person or if sent by facsimile transmission (provided such transmission is recorded as being transmitted successfully) to the parties at the following addresses:

(a)	In the case of Akerna, at the following address:

Akerna Corp.
1601 Arapahoe Street
Denver, CO 80202

Attention:	John Fowle, Chief Financial Officer
Email:	john.fowle@akerna.com

with copies (which shall not constitute notice) to:

Dentons Canada LLP
15th Floor, Bankers Court, 850 – 2nd Street S.W.
Calgary, Alberta T2P 0R8

Attention:	Bennett Wong
Email:	bennett.wong@dentons.com

(b)	In the case of Callco or Exchangeco, at the following address:

Akerna Corp.
1601 Arapahoe Street
Denver, CO 80202

Attention:	John Fowle, Chief Financial Officer
Email:	john.fowle@akerna.com

with copies (which shall not constitute notice) to:

Dentons Canada LLP
15th Floor, Bankers Court, 850 – 2nd Street S.W.
Calgary, Alberta T2P 0R8

Attention:	Bennett Wong
Email:	bennett.wong@dentons.com

and such notice or other communication shall be deemed to have been given and received: (x) if delivered on a Business Day prior to 5:00 p.m. (local time in the place where the notice or other communication is received), on the date of delivery; or (y) otherwise, on the next Business Day. Either party may change its address for notice by giving notice to the other parties in accordance with the foregoing provisions.

4.10	Counterparts

This Agreement may be executed in counterparts, each of which shall be deemed an original, and all of which taken together shall constitute one and the same instrument.

4.11	Jurisdiction

This Agreement shall be construed and enforced in accordance with the laws of the Province of Ontario and the laws of Canada applicable therein. Each party hereto irrevocably submits to the exclusive jurisdiction of the courts of the Province of Ontario with respect to any matter arising hereunder or related hereto.

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.

AKERNA CORP.

By:	/s/ John Fowle
Name: John Fowle
Title: Chief Financial Officer

Akerna Canada Ample Exchange Inc.

By:	/s/ Jessica Billingsley
Name: Jessica Billingsley
Title: Chief Executive Officer

Akerna Canada Holdings Inc.

By:	/s/ John Prentice
Name: John Prentice
Title: Shareholder Representative

[Exchangeable Share Support Agreement]